Exhibit 99.1

Zoran Corporation:
Karl Schneider Chief Financial Officer (408) 523-6500 ir@zoran.com	Bonnie McBride (Investors) (415) 454-8898 bonnie@avalonir.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

Sunnyvale, Calif. — February 3, 2011 — Zoran Corporation (Nasdaq: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its fourth quarter ended December 31, 2010.

Revenues for the fourth quarter, which includes Microtune revenues subsequent to the closing of the acquisition on November 30, 2010 of $5.4 million, were $74.2 million, compared to $99.3 million last quarter and $93.3 million for the fourth quarter of 2009. The Company reported a fourth quarter GAAP net loss of $32.9 million, or $0.67 per share, which compares with a GAAP net loss of $4.1 million, or $0.08 per share, for the previous quarter and GAAP net loss of $2.9 million, or $0.06 per share, for the fourth quarter of the prior year.

Non-GAAP net loss for the fourth quarter, including the impact of Microtune, was $15.2 million, or $0.31 per share, which excludes $398 thousand of amortization of acquired intangible assets, $2.4 million of restructuring expenses, $2.1 million of acquisition related expenses, $1.1 million related to shareholder consent revocation activities, $3.3 million of stock-based compensation expenses, and includes an adjustment of $8.4 million for the tax provision to a non-GAAP rate. Excluding Microtune, non-GAAP net loss would have been $14.6 million, or $0.30 per share. This compares with a non-GAAP net loss of $810 thousand, or $0.02 per share, for the previous quarter, and a non-GAAP net income of $514 thousand, or $0.01 per diluted share for the same period last year.

For the full year ended December 31, 2010, revenues were $357.3 million, compared to $380.1 million for 2009. GAAP net loss for 2010 was $47.6 million, or $0.95 per share, compared to a GAAP net loss of $33.0 million or $0.64 per share for the prior year. Non-GAAP net loss for 2010 was $21.5 million, or $0.43 per share. This compares with a non-GAAP net loss of $12.7 million, or $0.25 per share for 2009.

“We believe our fourth quarter 2010 results validate the execution of the restructuring plan initiated by Zoran in the third quarter,” said Dr. Levy Gerzberg, president and chief executive officer of Zoran. “We are confident that we have the right strategic plan in place to deliver a return to sustainable and profitable growth in 2011.

“In 2010 digital camera revenues grew 44 percent over 2009,” Dr. Gerzberg continued. “We are increasing our market share and enhancing our position as we broaden our addressable markets with new applications such as digital video camcorders, video surveillance, and video conferencing. Printer Imaging continues to gain momentum and revenues from Imaging hardware grew 45 percent as our investments in SoC solutions for laser technology pay off. In addition, as a result of the actions we took to restructure our DVD business, we expect it to be profitable each quarter of 2011.

“During the quarter, we began a deployment with Samsung to one of the leading satellite operators in India, marking our first conditional access deployment in that region. In addition, our acquisition of Microtune is proving highly synergistic as we gain new design wins for our complete solution, establishing Zoran as a serious competitor in the set-top-box market.”

“In DTV, we are excited about the opportunities we see in this market. We are currently in the midst of the design cycle for products which will ship in late 2011 and 2012 and early indications, including two top-tier wins for our SoC and FRC platform, support our belief that we can expand our position as a major player in the DTV market. We continue to monitor our progress against our performance targets for DTV, and we are encouraged by the high level of customer engagements,” concluded Dr. Gerzberg.

Recent Highlights

•

Zoran’s revenues by product line for the fourth quarter of 2010 were 45 percent Digital Camera, 22 percent Printer Imaging, 13 percent DTV, 12 percent STB (includes broadband receivers) and 8 percent DVD

•	Zoran Demonstrates New Connected, Full HD and 3D Solutions for DTVs, Set-Top Boxes, Digital Cameras and Printers at CES 2011

•	Zoran’s SupraHD® 788 Processor Powers Toshiba’s New Ultra Thin LED Internet Connected TV Series

•	Zoran Boosts Performance of Its Breakthrough Frame Rate Converter Technology for Worldwide 2D and 3D TV Markets

•	Zoran Completes Acquisition of Microtune, Inc

•	Microtune’s New High-Quality CMOS Silicon Tuner Family Invigorates Cable’s Next Generation of Multi-Tuner Set-Tops

•	Microtune DOCSIS 3.0 Chipset Enables Internet, Voice and IPTV in AVM’S New FRITZ!Box 6360 Wireless Cable Modem

•	Zoran Announces High Performance Solution for IP Video Surveillance Cameras

•	Zoran Launches Universal Print Driver Solution for Enterprise Printers and MFPs

•	Zoran Joins MoCA

Future Outlook

The following forward-looking statements are based on our current expectations, and actual results may differ materially.

The Company is currently expecting first quarter 2011 revenues to range between $81 million and $85 million, with gross margins ranging between 54 and 54.5 percent. Excluding acquisition-related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $63 million to $64 million. Acquisition-related amortization costs are expected to be approximately $1.0 million and stock-based compensation expense is expected to range between $3.6 and $4.1 million. The Company expects to record a first quarter GAAP loss in the range of $0.46 to $0.49 per share on approximately 49 million shares. On a non-GAAP basis, which excludes acquisition-related amortization costs and stock-based compensation expenses, the Company expects to record a first quarter loss of $0.35 to $0.39 per share. With this outlook, cash from operations is expected to decline by approximately $14 million.

Zoran will provide more commentary on its first quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, including non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP EPS that excludes charges such as amortization of acquired intangible assets, acquisition related expenses, stock-based compensation expense, restructuring expense, shareholder consent revocation expenses, non-recurring litigation settlements and associated income tax adjustments. Non-GAAP results are reconciled to GAAP results on the attached Schedule.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP financial information, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP financial information, is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss its fourth quarter results. To listen to the call, please call 617-614-2702 approximately five minutes prior to the start time. For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on February 3, 2011, until 4:30 p.m. PT on February 10, 2011. The access number for the replay is 617-801-6888, confirmation number 12170455. The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. This press release will be furnished to the SEC on a Form 8-K and posted to the Company’s website prior to the conference call.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, broadband receivers (silicon tuners), DVD, digital camera, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, Germany, India, Israel, Japan, Korea, Taiwan, and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements that reflect the Company’s current views of future events and future financial performance, including each of the chief executive officer quotations, the material presented under “Future Outlook,” statements regarding the Company’s future business prospects, and statements regarding potential design wins and various lines of business. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is currently expected, including risks associated with: the Company’s ability to acquire new, and increase its business from current, customers; potential declines in the Company’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; the impact of further ASP declines; the Company’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in the Company’s markets and in the markets in which its customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; reliance on international operations, particularly operations in Israel; the possibility of disruption from the consent solicitation making it more difficult to maintain business and operational relationships; the possibility of disruption of operation of the business should any of the proposals made by Ramius Group pass; or certain other actions taken by the Company. Please refer to the discussion of the risks and uncertainties under the caption “Risk Factors” and elsewhere in Forms 10-K, 10-Q and 8-K filed by the Company with the SEC for further information regarding risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements included in this press release. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Zoran the Zoran logo and SupraHD are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States and/or other countries. All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:
Hardware product revenues	$62,253	$81,775	$312,138	$334,895
Software and other revenues	11,940	11,559	45,204	45,186

Total revenues	74,193	93,334	357,342	380,081

Costs and expenses:
Cost of hardware product revenues	35,108	46,343	171,284	196,497
Research and development	29,111	26,959	114,284	110,453
Selling, general and administrative	29,404	23,178	102,939	96,425
Amortization of intangibles	398	107	725	434
Acquisition related expenses	2,133	—	4,140	—
Restructuring expense	2,408	—	2,408	2,053
Shareholder consent revocation expense	1,091	—	1,091	—
IP licensing related settlements	—	—	1,115	11,000

Total costs and expenses	99,653	96,587	397,986	416,862

Operating loss	(25,460)	(3,253)	(40,644)	(36,781)

Interest and other income, net	1,743	2,040	7,308	9,423

Loss before income taxes	(23,717)	(1,213)	(33,336)	(27,358)

Provision for income taxes	9,200	1,710	14,300	5,600

Net loss	$(32,917)	$(2,923)	$(47,636)	$(32,958)

Basic and diluted net loss per share	$(0.67)	$(0.06)	$(0.95)	$(0.64)

Shares used to compute basic and diluted net loss per share	49,452	51,496	50,152	51,464

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2010		2009		2010		2009
GAAP net loss	$(32,917)		$(2,923)		$(47,636)		$(32,958)

Adjusting items to GAAP net loss:

Operating expenses related to stock based compensation expense	3,264	(a)	2,570	(a)	10,362	(a)	11,631	(a)
Amortization of intangibles	398	(b)	107	(b)	725	(b)	434	(b)
Acquisition related expenses	2,133	(c)	—		4,140	(c)	—
Restructuring expense	2,408	(d)	—	(d)	2,408	(d)	2,053	(d)
Shareholder consent revocation expense	1,091	(e)	—		1,091	(e)	—
IP licensing related settlements	—		—		1,115	(f)	11,000	(f)
Provision for income taxes	8,400	(g)	760	(g)	6,300	(g)	(4,900)	(g)

Non-GAAP net income (loss)	$(15,223)	(h)	$514	(h)	$(21,495)	(h)	$(12,740)	(h)

Non-GAAP basic net income (loss) per share	$(0.31)	(h)	$0.01	(h)	$(0.43)	(h)	$(0.25)	(h)

Non-GAAP diluted net income (loss) per share	$(0.31)	(h)	$0.01	(h)	$(0.43)	(h)	$(0.25)	(h)

Shares used to compute non-GAAP basic net income (loss) per share	49,452		51,496		50,152		51,464

Shares used to compute non-GAAP diluted net income (loss) per share	49,452		52,310		50,152		51,464

(a)	This adjustment reflects the stock-based compensation expense recorded under ASC 718-10. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(b)	This adjustment represents the amortization of intangible assets associated with the acquisition of Let It Wave, Inc. in June 2008 and Microtune, Inc. in November 2010. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating its core operating performance. (see (h) below)
(c)	This adjustment represents acquisition expenses associated with the acquisition of Microtune, Inc. which was completed during the fourth quarter of 2010. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(d)	For 2010, this adjustment reflects various restructuring expenses recorded by the Company during the quarter ended December 31, 2010 in order to reduce ongoing operating costs. Such activities include the reduction in force and the closing of our Sweden facility. For 2009, this adjustment reflects the restructuring expense recorded by the Company as part of closing its facility in Netanya, Israel during the quarter ended March 31, 2009 and the restructuring of its Mobile division and closing of its Toronto facility during the quarter ended September 30, 2009. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(e)	This amount represents the shareholder consent revocation expenses associated with our Ramius shareholder. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(f)	This adjustment reflects non-recurring expenses associated with IP licensing related settlements. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(g)	This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance. (see (h) below)
(h)	The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating performance. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2010	December 31, 2009
ASSETS

Current assets:
Cash and short-term investments	$261,266	$398,686
Accounts receivable, net	22,815	21,997
Inventory	48,139	27,162
Prepaid expenses and other current assets	22,379	20,519

Total current assets	354,599	468,364

Property and equipment, net	16,959	12,456
Other assets	82,006	66,804
Intangible assets, net	53,825	4,832

Total assets	$507,389	$552,456

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$25,158	$29,090
Accrued expenses and other liabilities	42,236	30,701

Total current liabilities	67,394	59,791

Long term liabilities	38,517	32,397

Stockholders’ equity:
Common stock	49	51
Additional paid-in capital	857,154	867,139
Accumulated other comprehensive income	1,467	2,634
Accumulated deficit	(457,192)	(409,556)

Total stockholders’ equity	401,478	460,268

Total liabilities and stockholders’ equity	$507,389	$552,456

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-454-8898, or bonnie@avalonir.com
Web site: http://www.zoran.com
(ZRAN)